Contact:	Frederick W. Driscoll
VP, Chief Financial Officer and Treasurer
Novavax, Inc.
1-240-268-2000

NOVAVAX Elects Richard H. Douglas to its Board of Directors

Rockville, MD – August 6, 2010 – Novavax, Inc. (Nasdaq: NVAX) announced today the appointment of Richard Douglas, Ph.D. to its board of directors.  Dr. Douglas is currently Senior Vice President, Corporate Development at Genzyme Corp.  As a leader of Genzyme’s Corporate Development team, Dr. Douglas has been involved in numerous acquisitions, licenses, joint ventures and strategic alliances as well as Genzyme’s venture investments.  He has served in a variety of corporate and product development positions with Genzyme since he joined Integrated Genetics (now Genzyme) as a staff scientist in 1982.

Novavax Chairman Stanley Erck stated:  “Richard has more than twenty-five years of corporate, business and product development experience at Genzyme which will be extremely valuable to Novavax as we advance our vaccine candidates.  His expertise in business development, technology assessment and protein chemistry will be especially helpful in guiding our future discovery, development and commercialization programs.  We welcome his counsel and contributions to our future success.”

Dr. Douglas currently serves on the national advisory board of the University of Michigan Technology Transfer Office and previously served as a director of Iomai Corporation and Synthon Chiragenics.  He received his doctorate in biochemistry from the University of California at Berkeley and his bachelor’s degree in chemistry from the University of Michigan.

About Novavax
Novavax, Inc. is a clinical-stage biopharmaceutical company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology.  The company produces potent VLP-based recombinant vaccines utilizing new and efficient manufacturing approaches.  Novavax is committed to using its VLP technology to create country-specific vaccine solutions.  The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India.  Additional information about Novavax is available on the company’s website: www.novavax.com.

Cautionary Note Regarding Forward-Looking Statements
Statements herein relating to future performance, conditions or strategies and other matters, including expectations regarding the development of the Company’s vaccines, are forward-looking statements.  Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  We caution readers not to place significant reliance on the forward-looking statements contained in this release.  Factors that may cause actual results to differ materially from the results discussed in forward-looking statements or historical experience include, among other things, the following including the Company’s ability to progress its product candidates in preclinical or clinical trials; clinical trial results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; the rate and progress of manufacturing scale-up; and the Company’s ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise, and other factors referenced herein.  Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, including the factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010.  These forward-looking statements speak only as of the date of this earnings release and Novavax assumes no duty to update such statements.